                                                                    Exhibit 21.1



                         SUBSIDIARIES OF THE REGISTRANT



                                          Date of           Place of        Ownership
                                       Incorporation      Incorporation         %
                                       -------------     ----------------   ----------
CR Minerals Corporation                   10-02-87       Colorado, U.S.A.      100
CR Kendall Corporation                    3-24-88        Colorado, U.S.A.      100
CR Montana Corporation                    4-23-90        Colorado, U.S.A.      100
CR Briggs Corporation                     7-25-90        Colorado, U.S.A.      100
CR International Corporation              10-06-93       Colorado, U.S.A.      100
Canyon Resources Africa Ltd.              3-29-94        Colorado, U.S.A.       90
Canyon De Panama S.A                      4-15-94             Panama           100
Canyon Resources Venezuela C.A            8-19-94            Venezuela          90
Canyon Resources (Chile) S.A              9-06-94             Chile            100
Canyon Resources Tanzania Limited         9-06-94            Tanzania           90
CR Brazil Corporation                     6-07-95        Colorado, U.S.A.      100
                                          ========       ================      ===